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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  September 3, 2004
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                           Texas Genco Holdings, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Texas
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                 (State or Other Jurisdiction of Incorporation)

         1-31449                                          76-0695920
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(Commission File Number)                       (IRS Employer Identification No.)


     1111 LOUISIANA, HOUSTON, TEXAS                                      77002
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(Address of Principal Executive Offices)                              (Zip Code)

                                 (713) 207-1111
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Texas Genco Holdings, Inc. (Texas Genco) signed a sales agreement on September 3, 2004 to purchase a portion of AEP Texas Central Company's 25.2% interest in the South Texas Project Electric Generating Station for approximately $174 million, plus certain adjustments for capital expenditures and inventory and nuclear fuel balances at closing. AEP Texas Central is a subsidiary of American Electric Power Company, Inc. Once the sale is complete, Texas Genco will own an additional 13.2% of the nuclear plant for a total of 44%, or about 1,100 megawatts. Texas Genco exercised its right of first refusal in May 2004.

         In addition to AEP Texas Central Company and Texas Genco's current 30.8% ownership, the 2,500 megawatt nuclear plant is presently 28%-owned by City Public Service of San Antonio and 16%-owned by Austin Energy. City Public Service of San Antonio is purchasing AEP Texas Central Company's remaining 12% ownership interest.

         The sale is subject to certain regulatory approvals, including the Hart-Scott-Rodino Antitrust Improvements Act, the Nuclear Regulatory Commission, Federal Energy Regulatory Commission and Securities and Exchange Commission.

         Texas Genco anticipates that the transaction will close in early 2005.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         In connection with the signing of the sale agreement described under
Item 1.01 of this form, on September 3, 2004, Texas Genco amended its credit agreement, dated as of December 23, 2003, to extend the maturity date from December 21, 2004 to March 2, 2005 and to raise the amount available under the credit facility from $75 million to $250 million. Texas Genco concurrently obtained letters of credit under the amended credit agreement in the amount of $182 million to support payment under the sale agreement described under Item
1.01 of this form. Texas Genco is required to reimburse the letter of credit issuing banks for any drawings on the letters of credit. Texas Genco can fund the reimbursement with amounts borrowed under the credit facility. Texas Genco is required to cash collateralize any undrawn letters of credit outstanding on the earlier of March 2, 2005 and the completion of the first step of the previously announced acquisition of Texas Genco by GC Power Acquisition LLC, expected to occur in the 4th quarter 2004, in which Texas Genco will sell its fossil generating assets.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 9, 2004                    TEXAS GENCO HOLDINGS, INC.



                                            By: /s/ James S. Brian
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                                                James S. Brian
                                                Senior Vice President and
                                                Chief Accounting Officer